UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BIOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2018, Biocept, Inc. (the “Company”) issued warrants to purchase up to an aggregate of 1,089,169 shares of common stock, par value $0.0001 per share (the “Common Stock”), which have an exercise price per share of $1.20 (the “January Warrants”). On February 12, 2019, the Company issued warrants to purchase up to an aggregate of 7,165,000 shares of Common Stock with an exercise price per share of $1.20 (the “February Warrants”). On March 19, 2019, the Company issued warrants to purchase up to an aggregate of 5,950,000 shares of Common Stock with an exercise price per share of $1.25 (the “March Warrants” and together with the January Warrants and the February Warrants, the “Existing Warrants”). The January Warrants were immediately exercisable and are set to expire on January 30, 2023. The February Warrants were immediately exercisable and are set to expire on February 12, 2024. The March Warrants were immediately exercisable and are set to expire on September 19, 2024.

On May 28, 2019, the Company entered into Warrant Exercise Agreements (the “Exercise Agreements”) with certain of the holders of the Existing Warrants (the “Exercising Holders”). Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that, subject to any applicable beneficial ownership limitations, the Exercising Holders would cash exercise up to 20% of their Existing Warrants (the “Investor Warrants”) into shares of Common Stock underlying such Existing Warrants (the “Exercised Shares”). In order to induce the Exercising Holders to cash exercise the Investor Warrants, the Exercise Agreements provide for the issuance of new warrants to purchase up to an aggregate of approximately 7,736,107 shares of Common Stock (the “New Warrants”), with such New Warrants to be issued in an amount equal to 75% of the number of Exercised Shares underlying any Investor Warrants that are cash exercised by July 15, 2019. The New Warrants are exercisable upon issuance and terminate on the date that is five-years and six-months following the initial exercise date. The New Warrants have an exercise price per share of $1.31.

The January Warrants and the underlying shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-221648), as amended, filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 17, 2017, which became effective on January 25, 2018, and the Company’s Registration Statement on Form S-1 (File No. 333-222706), filed with the SEC under the Securities Act on January 26, 2018, which became effective on January 25, 2018, and the related prospectus dated January 30, 2018. The February Warrants and the underlying shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-228566), as amended, filed with the SEC under the Securities Act on November 28, 2018, which became effective on February 7, 2019, and the related prospectus dated February 12, 2019. The March Warrants and the underlying shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-230797), as amended, filed with the SEC under the Securities Act on April 10, 2019, which became effective on April 23, 2019, and the related prospectus dated April 22, 2019.

The New Warrants and the shares of Common Stock issuable upon the exercise of the New Warrants are not being registered under the Securities Act, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Approximately 2,062,966 Investor Warrants are contemplated to be exercised contemporaneously with the execution of the Exercise Agreements. Assuming full exercise of the Investor Warrants and subject to the Exercise Agreements, the Company expects to receive aggregate gross proceeds of up to approximately $12.7 million from the cash exercise of the Investor Warrants by the Exercising Holders.

The Company agreed that from today until July 25, 2019 the Company shall not issue, enter into any agreement to issue or announce the issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Exercise Agreements).

Maxim Group LLC acted as the exclusive financial advisor for the transaction.

The description of terms and conditions of the Exercise Agreements and the New Warrants set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Exercise Agreement and New Warrant, copies of which are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the New Warrants and the shares of Common Stock issuable upon the exercise thereof is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of New Warrant
10.1	Form of Warrant Exercise Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biocept, Inc.

Date: May 29, 2019	By:	/s/ Michael W. Nall
Michael W. Nall
Chief Executive Officer